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                                                                    EXHIBIT 11
                                 YAHOO!INC.
                     COMPUTATION OF NET INCOME PER SHARE

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                                                                        THREE MONTHS ENDED
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                                                                      MARCH 31,     MARCH 31,
                                                                        1997          1996
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Net Income........................................................  $    210,000  $     81,000
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Weighted average number of shares used in computation:
  Common Stock....................................................    27,194,000    10,063,000
  Preferred Stock.................................................       --         12,838,000
Common stock options and warrants using the modified treasury
  method..........................................................     4,463,000       --
Common shares issued in accordance with Staff Accounting Bulletin
  No. 83 (a)......................................................       --          4,790,000
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    Total.........................................................    31,657,000    27,691,000
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Net income per common and common equivalent share.................  $       0.01  $       0.00
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(a) Pursuant to Securities and Exchange Staff Accounting Bulletin No. 83,
    common and common equivalent shares, options and warrants issued by the
    Company during the twelve-month period prior to the Offering have been included as if they were outstanding for all periods presented.